 Exhibit 99.1

ICON INCOME FUND

NINE, LLC

ANNUAL

PORTFOLIO OVERVIEW

2011

LETTER FROM THE CEOs	As of May 16, 2012

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the year ended December 31, 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of December 31, 2011, Fund Nine was in its liquidation period. During the liquidation period, distributions generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold. During the 2011 calendar year, we made distributions in the aggregate amount of $7,168,582.

Among the assets we own are three roll-on-roll-off vehicle transportation vessels that are bareboat chartered to Wilhelmsen Lines Shipowning AS, a subsidiary of Wilh. Wilhelmsen ASA, a leading global maritime industry group.  The bareboat charters are set to expire in December 2013.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Nine’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

2011 Annual Portfolio Overview

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Annual Portfolio Overview for 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.

On May 1, 2008, we entered our liquidation period, which is expected to continue for several years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period you will receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2011, our portfolio consisted of the following investments.

•
Forty-Six Great Dane refrigeration trailers subject to lease with Conwell Corporation.  The equipment was purchased for approximately $1,962,000.  The lease expired in April 2010 and continued on a month-to-month basis through February 2012.  In March 2012, we sold thirty-three of the trailers to various third parties for approximately $276,000.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Aerolineas Argentinas S.A. (“Aerolineas”).  We own all of the interests in the entity that owns B-HXO.  We, through a joint venture owned 50% by us, own B-HXN. The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and non-recourse loans in the aggregate amount of approximately $99,930,000.  B-HXO was subject to a lease with Cathay Pacific Airways Limited (“Cathay”) that expired on December 1, 2011 and B-HXN was subject to a lease with Cathay that expired on July 1, 2011. In January 2012 and February 2012, B-HXO and B-HXN were each re-leased to Aerolineas for a period of seventy-three months.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS (“Wilhelmsen”).  We purchased the Trianon, the Trinidad and the Tancred for the aggregate amount of approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced, thereby allowing us to generate additional free cash over the remaining term and to realize approximately $22,000,000 in cash proceeds at closing of the refinance.

10% Status Report

As of December 31, 2011, the two aircraft on lease to Aerolineas and the three vessels bareboat chartered to Wilhelmsen were the investments that individually constituted at least 10% of the aggregate purchase price of our investment portfolio. The Aerolineas aircraft and the Wilhelmsen vessels are scheduled to remain on their respective leases and bareboat charters during the 2012 calendar year.

As of December 31, 2011, the Aerolineas aircraft were being prepared for redelivery, which occurred in January and February of 2012.  To the best of our Manager’s knowledge, each aircraft retains an airworthiness certificate and is maintained in accordance with the manufacturer’s specifications.

As of December 31, 2011, the bareboat charters for the Wilhelmsen vessels had seven quarterly payments remaining.  To the best of our Manager’s knowledge, each vessel remains seaworthy, is maintained in accordance with commercial marine standards and with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the liquidation period, distributions fluctuate as leases mature and assets are sold.  From the inception of the offering period through December 31, 2011, we made 120 cash distributions to our members. During the year ended December 31, 2011, we paid our members $7,168,582 in cash distributions. As of December 31, 2011, a $10,000 investment made at the initial closing would have received $7,511 in cumulative distributions.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2011	$1,994,270	$-	$5,174,312	$-	$7,168,582

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in 2008, our Manager waived its right to future management fees and administrative expense reimbursements.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $71,686, $34,589 and $29,285 for the years ended December 31, 2011, 2010 and 2009, respectively. Additionally, our Manager’s interest in our net (loss) income was ($209,781), $67,577 and $67,001 for the years ended December 31, 2011, 2010 and 2009, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2011	2010
Current assets:
Cash and cash equivalents	$1,715,911	$929,220
Current portion of net investment in finance leases	6,619,888	5,582,987
Other current assets	400,981	-

Total current assets	8,736,780	6,512,207

Non-current assets:
Net investment in finance leases, less current portion	5,759,946	12,379,833
Leased equipment at cost (less accumulated depreciation of
$15,807,492 and $21,751,790, respectively)	34,491,282	68,871,626
Investments in joint ventures	-	1,259,152
Other non-current assets, net	66,667	1,594,955

Total non-current assets	40,317,895	84,105,566

Total Assets	$49,054,675	$90,617,773

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$28,279,720	$36,374,188
Interest rate swap contracts	548,169	1,279,541
Deferred revenue	-	904,608
Accrued expenses and other current liabilities	1,224,223	232,269

Total current liabilities	30,052,112	38,790,606

Non-current liabilities:
Non-recourse long-term debt, less current portion	5,400,000	10,800,000

Total Liabilities	35,452,112	49,590,606

Commitments and contingencies

Members' Equity:
Additional Members	14,855,432	42,720,633
Manager	(719,549)	(438,082)
Accumulated other comprehensive loss	(533,320)	(1,255,384)

Total Members' Equity	13,602,563	41,027,167

Total Liabilities and Members' Equity	$49,054,675	$90,617,773

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2011	2010	2009
Revenue:
Rental income	$9,293,017	$12,857,909	$13,397,814
Finance income	2,739,012	3,669,071	4,765,078
(Loss) Income from investments in joint ventures	(1,263,975)	267,182	101,976
Net (loss) gain on sales of equipment and unguaranteed residual values	(2,960)	12,231	540,795
Interest and other income	48,035	246,720	32,146

Total revenue	10,813,129	17,053,113	18,837,809

Expenses:
General and administrative	958,649	636,272	1,505,773
Interest	3,027,755	4,024,902	5,056,856
Depreciation and amortization	4,277,680	5,321,247	5,411,040
Impairment loss	22,314,396	313,033	163,994
Vessel operating expense	1,212,735	-	-

Total expenses	31,791,215	10,295,454	12,137,663

Net (loss) income	$(20,978,086)	$6,757,659	$6,700,146

Net (loss) income allocable to:
Additional Members	$(20,768,305)	$6,690,082	$6,633,145
Manager	(209,781)	67,577	67,001

	$(20,978,086)	$6,757,659	$6,700,146

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955	97,955

Net (loss) income per weighted average additional share
of limited liability company interests	$(212.02)	$68.30	$67.72

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
				Accumulated
	Additional Member	Additional		Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2008	97,955	$35,721,203	$(508,786)	$(3,429,165)	$31,783,252

Net income	-	6,633,145	67,001	-	6,700,146
Change in valuation of interest rate swap contracts	-	-	-	1,407,434	1,407,434
Comprehensive income					8,107,580
Cash distributions	-	(2,899,453)	(29,285)	-	(2,928,738)

Balance, December 31, 2009	97,955	39,454,895	(471,070)	(2,021,731)	36,962,094

Net income	-	6,690,082	67,577	-	6,757,659
Change in valuation of interest rate swap contracts	-	-	-	766,347	766,347
Comprehensive income					7,524,006
Cash distributions	-	(3,424,344)	(34,589)	-	(3,458,933)

Balance, December 31, 2010	97,955	42,720,633	(438,082)	(1,255,384)	41,027,167

Net loss	-	(20,768,305)	(209,781)	-	(20,978,086)
Change in valuation of interest rate swap contracts	-	-	-	722,064	722,064
Comprehensive income					(20,256,022)
Cash distributions	-	(7,096,896)	(71,686)	-	(7,168,582)

Balance, December 31, 2011	97,955	$14,855,432	$(719,549)	$(533,320)	$13,602,563

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net (loss) income	$(20,978,086)	$6,757,659	$6,700,146
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(7,500,000)	(12,353,607)	(12,745,000)
Finance income	(2,739,012)	(3,669,071)	(4,765,078)
Loss (Income) from investments in joint ventures	1,263,975	(267,182)	(101,976)
Net loss (gain) on sale of equipment and unguaranteed residual values	2,960	(12,231)	(540,795)
Depreciation and amortization	4,277,680	5,321,247	5,411,040
Interest expense on non-recourse financing paid directly
to lenders by lessees	2,528,664	3,869,134	4,849,914
Interest expense from amortization of debt financing costs	209,164	155,435	198,980
Impairment loss	22,314,396	313,033	163,994
Paid-in-kind interest	258,848	-	-
Changes in operating assets and liabilities:
Collection of finance leases	1,913,490	2,268,270	2,380,536
Other assets, net	(405,453)	(4,856)	40,742
Deferred revenue	(904,608)	(220,126)	136,100
Accrued expenses and other current liabilities	997,660	(36,380)	71,578
Distributions from joint ventures	-	209,015	168,409

Net cash provided by operating activities	1,239,678	2,330,340	1,968,590

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	8,461,003	293,607	821,710
Distributions received from joint ventures	754,592	730,366	392,734

Net cash provided by investing activities	9,215,595	1,023,973	1,214,444

Cash flows from financing activities:
Cash distributions to members	(7,168,582)	(3,458,933)	(2,928,738)
Repayment of non-recourse long-term debt	(2,500,000)	-	-

Net cash used in financing activities	(9,668,582)	(3,458,933)	(2,928,738)

Net increase (decrease) in cash and cash equivalents	786,691	(104,620)	254,296

Cash and cash equivalents, beginning of the year	929,220	1,033,840	779,544

Cash and cash equivalents, end of the year	$1,715,911	$929,220	$1,033,840

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010	2009
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid
directly to lenders by lessees	$13,908,247	$19,137,855	$19,922,463

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.